EXHIBIT 32


                                ASHLAND INC.


                         CERTIFICATION PURSUANT TO
                          18 U.S.C. SECTION 1350,
                           AS ADOPTED PURSUANT TO
               SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Ashland Inc. (the "Company") on Form 10-K for the period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, James J. O'Brien, Chief Executive Officer of the Company, and J. Marvin Quin, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies, in all material respects, with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the report.


The foregoing certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002 and is not intended to be used or relied upon for any other purpose.

 /s/ James J. O'Brien
-----------------------------------
James J. O'Brien
Chief Executive Officer
December 14, 2004


 /s/ J. Marvin Quin
------------------------------------
J. Marvin Quin
Chief Financial Officer
December 14, 2004


A signed original of this written statement required by Section 906 has been provided to Ashland Inc. and will be retained by Ashland Inc. and furnished to the Securities and Exchange Commission or staff upon request.